                                 CUSTODIAN AGREEMENT

    This Agreement is made as of the 10th day of July 1985, by and between TrustFunds Equity Index Funds (the "Trust"), a business trust duly organized under the laws of the Commonwealth of Massachusetts, and Manufacturers National Bank of Detroit ("MNB"), a national bank;

    WHEREAS the Trust is an open-end investment company registered with the Securities and Exchange Commission under the Investment Company Act of 1940, as amended;

    WHEREAS the Trust desires to appoint MNB as Custodian of the Securities and cash owned or held by the Trust's S&P 500 Index Portfolio, Extended Market Index Portfolio and such other Portfolios as the Trust and the Custodian may hereafter agree on (the "Portfolios"), and MNB is willing to act in such capacity upon the terms and conditions herein set forth; and

    WHEREAS MNB in its capacity as Custodian hereunder will also collect and apply the dividends and interest on said securities in the manner and to the extent herein set forth;

    NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto, intending to be legally bound, do hereby agree as follows:

    SECTION 1. DEFINITIONS. The terms as defined in this Section wherever used in this Agreement, or in any amendment or supplement hereto, shall have the meanings herein specified unless the context otherwise requires.

Custodian: The term Custodian shall mean Manufacturers National Bank of Detroit in its capacity as Custodian under this Agreement.

Proper Instructions: For purposes of this Agreement, the Custodian shall be deemed to have received Proper Instructions upon receipt of written (including instructions received by means of computer terminal), telephone or telegraphic instructions from a person or persons reasonably believed by the Custodian to be a person or persons authorized from time to time by the Trustees of the Trust or by the Board of Directors of the manager or investment administrator for the Trust to give the particular class of instructions. Telephone or telegraphic instructions shall be confirmed in writing by such person or persons as said Trustees or Board of Directors shall have from time to time authorized to give the particular class of instructions in question. The Custodian may act upon telephone or telegraphic instructions without awaiting receipt of written confirmation and shall not be liable for the failure of the Trust, its manager or its investment administrator to confirm such instructions in writing.

Securities: The term Securities shall mean equity securities, bonds, debentures, notes, certificates of deposit, evidences of indebtedness, and other securities and investments from time to time owned by the Trust for the accounts of the Portfolios.

Unitholders: The term Unitholders shall mean the registered owners from time to time of the Units of the Portfolios in accordance with the registry records maintained by the Trust or agents on its behalf.

Units: The term Units shall mean the units of beneficial interest of the Portfolios.

               SECTION 2. AUTHORIZING RESOLUTIONS. The Trust shall from time to time file with the Custodian a certified copy of each resolution of its Board of Trustees authorizing the person or persons to give Proper Instructions (as defined in Section 1) and specifying the class of instructions that may be given by each person to the Custodian under this Agreement, together with certified signatures of such persons authorized to sign those instructions. These documents shall constitute conclusive evidence of the authority of the officers and signatories designated therein to act and shall be considered in full force and effect with the Custodian fully protected in acting in reliance thereon until it receives written notice to the contrary; provided, however, that if the officer certifying the resolution referred to above in this Section 2 is authorized to give Proper Instructions, the certification shall be also signed by a second officer of the Trust.

    SECTION 3. APPOINTMENT AS CUSTODIAN. The Trust hereby appoints the
Custodian as custodian of the Securities of the Portfolios and cash from time to time on deposit hereunder, to be held by the Custodian and applied as provided in this Agreement. The Custodian hereby accepts such appointment subject to the terms and conditions hereinafter provided. Such Securities and cash of each Portfolio shall, however, be segregated from the assets of the Custodian and others and shall be and remain the sole property of the Trust for the respective Portfolios, and the Custodian shall have only the bare custody thereof. The Securities held by the Custodian shall, unless payable to bearer, be registered in the name of the Custodian or in the name of its nominee. Securities, excepting bearer Securities, delivered from time to time to the Custodian upon purchase or otherwise shall in all cases be in due form for transfer or already registered as above provided.

    SECTION 4. DEPOSIT OF SECURITIES AND PROCEEDS. The Trust will initially deposit with the Custodian the Securities owned by the Portfolios at the time this Agreement becomes effective. Thereafter the Trust will cause to be deposited with the Custodian additional Securities as the same are purchased or otherwise acquired from time to time. The Trust will also cause to be deposited with the Custodian hereunder: (i) the net proceeds of Securities sold from time to time; and (ii) the applicable net asset value of Units sold from time to time whether representing initial issue, other stock, or reinvestments of dividends and/or distributions payable to Unitholders, except for such portion of such net asset value as the Trust may from time to time keep in the custody of another bank.

    SECTION 5. DIVIDENDS AND INTEREST. The Custodian will collect from time to time the dividends and interest on the Securities held by it hereunder and will deposit the same in the appropriate Portfolio accounts. The Custodian is authorized to advance or pay out of said accounts accrued interest on bonds purchased and dividends on Securities sold and like items. In the event that any dividends or interest payments are received by the Trust, the Trust will endorse to the Custodian, or cause to be endorsed, dividend and interest checks and will issue appropriate orders to the issuers of the Securities to pay dividends and interest to the Custodian. Subject to proper reserves for interest owing on Securities sold and like items, the Custodian will disburse the money from time to time on deposit in the account to or upon the order of the Trust as it may from time to time direct in accordance with this Agreement.

    SECTION 6. CASH DISBURSEMENTS. The Custodian is hereby authorized and directed to disburse cash from time to time as follows:

    (a) to transfer to the Transfer Agent or other dividend disbursing agent to pay dividends and/or distributions which may be authorized by the Trust upon receipt of Proper Instructions;

    (b) to pay or provide the Trust with money to pay taxes, if any, upon receipt of Proper Instructions;

    (c) for the purpose of completing the purchase of Securities purchased by the Portfolio: (i) upon receipt of Proper Instructions specifying the Securities and stating the purchase price and the name of the broker, investment banker or other party to or upon whose order the purchase price is to be paid, and (ii) upon receipt of such Securities by the Custodian or, in the case of a purchase effected through a

         Securities System, in accordance with Section 8 hereof;

    (d) for the purpose of redeeming or purchasing Units upon receipt of Proper Instructions stating the applicable redemption amounts payable to the Transfer Agent, any other banks which the Trust shall have appointed as a custodian, or other appropriate party;

    (e) for the purpose of paying over to the Transfer Agent or dividend disbursing agent such amounts as may be stated in Proper Instructions representing proceeds of the sale of warrants, rights, stock dividends, profit, and increases in values of the Securities as the Trust may determine to include in dividends and/or distributions on the Units;

    (f) for the purpose of paying in whole or in part any loan of the Portfolios upon receipt of Proper Instructions directing payment and stating the Securities, if any, to be received against payment;

    (g) to pay interest, investment advisory or subadvisory fees, administration, dividend and transfer agency fees and costs, compensation of personnel, or operating expenses (including, without limitation, fees for legal purposes), and any other authorized Trust expense. Before making any such payment or disbursement, however, the Custodian shall receive (and may conclusively rely upon) Proper Instructions requesting such payment or disbursement and stating that it is for one or more of the purposes hereinabove enumerated, provided that if the disbursement is for any other purposes, the instructions shall be in writing and shall state that the disbursement was authorized by resolution of the Board of Trustees of the Trust (a copy of which resolution shall be attached) and is for a proper purpose.

    SECTION 7. DELIVERY OF SECURITIES. The Custodian is hereby authorized and directed to deliver Securities from time to time as follows:

    (a) for the purpose of completing sales of Securities sold by the Portfolios upon receipt of: (i) the net proceeds of sales and (ii) Proper Instructions specifying the Securities sold and stating the amount to be received and the broker, investment banker, or other party to or upon whose order the Securities are to be delivered;

    (b) for the purpose of exchanging Securities for other Securities and/or cash upon timely receipt of: (i) Proper Instructions stating the Securities to be delivered and the Securities and/or cash to be received in exchange and the manner in which the exchange is to be made; and (ii) against receipt of the other Securities and/or cash as specified in the Proper Instructions;

    (c) for the purpose of exchanging or converting Securities pursuant to their terms or pursuant to any plan of conversion, consolidation, recapitalization, reorganization, readjustment, or otherwise upon timely receipt of: (i) Proper Instructions authorizing such exchange or conversion and stating the manner in which such exchange or conversion is to be made; and (ii) against receipt of the Securities, certificates of deposit, interim receipts, and/or cash to be received as specified in the Proper Instructions;

    (d) for the purpose of presenting Securities for payment which have matured or have been called for redemption, upon receipt of appropriate Proper Instructions and provided that the cash or other consideration is to be paid to the Custodian;

    (e) for the purpose of delivery of Securities upon redemption of Units in kind, upon receipt of appropriate Proper Instructions; or

    (f) for the purpose of depositing with the lender Securities to be held as collateral for a loan to the Portfolios upon receipt of Proper Instructions directing delivery to the lender and upon receipt of the proceeds of the loan.

     SECTION 8. DEPOSIT AND MAINTENANCE OF SECURITIES. The Custodian may deposit and/or maintain Securities owned by the Portfolios (i) in a clearing agency, registered with the Securities and Exchange Commission under Section 17A of the Securities Exchange Act of 1934, which acts as a securities depository, or (ii) in the book-entry system authorized by the U.S. Department of the Treasury and certain federal agencies, collectively referred to herein as a "Securities System" in accordance with applicable Federal Reserve Board and Securities and Exchange Commission rules and regulations, if any, and subject to the following provisions:

    (a) The Custodian may keep Securities of the Portfolios in a Securities System provided that such Securities are represented in an account ("Account") of the

         Custodian in the Securities System which shall not include any assets of the Custodian other than assets held as a fiduciary, custodian, or otherwise for customers.

    (b) The records of the Custodian with respect to Securities of the Portfolios which are maintained in a Securities System shall identify by book-entry those Securities belonging to the Portfolios.

    (c) The Custodian shall pay for Securities purchased for the account of the Portfolios upon: (i) receipt of advice from the Securities System that such Securities have been transferred to the Account; and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Portfolios. The Custodian shall transfer Securities sold for the account of the Portfolios upon:
         (i) receipt of advice from the Securities System that payment for such Securities has been transferred to the Account; and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Portfolios. Copies of all advices from the Securities

         System of transfers of Securities for the account of Portfolios shall identify the Portfolios, be maintained for the Portfolios by the Custodian, and be provided to the Trust at its request. The Custodian shall furnish the Trust confirmation of each transfer to or from the account of the Portfolios in the form of a written advice or notice and shall furnish to the Trust copies of daily transaction sheets reflecting each day's transaction for the account of the Portfolios on the next business day.

    (d) The Custodian shall provide the Trust with any report obtained by the Custodian on the Securities System's internal accounting control and procedures for safeguarding securities deposited in the Securities System.

    (e) The Custodian shall have received an initial certificate of the Secretary or an Assistant Secretary that the Trustees of the Trust have approved the initial use of a particular Securities System, and the Custodian shall receive an annual certificate of the Secretary or an Assistant Secretary that the Trustees have reviewed the use by the Trust of such Securities

         System, as required in each case by Rule 17f-4 under the Investment Company Act of 1940, as amended.

    (f) Anything to the contrary in this Agreement notwithstanding, the Custodian shall be liable to the Trust for any loss or damage to the Trust resulting from use of the Securities System by reason of any negligence, misfeasance or misconduct of the Custodian or any of its or their employees or from any failure of the Custodian or any such agent to enforce effectively such rights as it may have against the Securities System; at the election of the Trust, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claim against the Securities System or any other person which the Custodian may have as a consequence of any such loss or damage if and to the extent that the Trust has not been made whole for any such loss or damage.

    SECTION 9. FORWARDING NOTICES, REPORTS AND STATEMENTS. The Custodian shall forward to the Trust the following documents: proxies, proxy statements, annual reports, conversion notices, call notices, or other notices or written materials sent to the registered owners of Securities and actually received by the Custodian excluding only certificates representing Securities and dividend and interest payments. Responsibility for taking action thereon is the sole responsibility of the Trust and its Manager or Investment Administrator, and not the responsibility of the Custodian. Upon actual receipt by the Custodian of warrants or rights issued in connection with the assets of the Portfolios, the Custodian shall enter on its ledgers appropriate notations, including such receipt, and shall forward notice thereof to the Trust. The Custodian shall have no obligation whatsoever to take any action of any kind with respect to such warrants or rights except to make a best effort to notify the Trust with regard to call notices of bearer bonds published in the principal trade journals, but shall not be liable for any failure in respect thereof.

    SECTION 10. DUTIES OF CUSTODIAN. Subject to the provisions herein, the Custodian assumes only the usual duties or obligations normally performed by custodians of mutual funds. It specifically assumes no responsibility for the management, investment or reinvestment of the Securities from time to time owned by the Portfolios whether or not on deposit hereunder. In connection with its function under this Agreement, the Custodian shall:

    (a) obtain a "due bill" for dividends, interest, or other distributions of the issuer due to the purchaser in connection with Securities delivered to the Custodian;

    (b) render to the Trust a daily report of all monies received or paid on behalf of the Portfolios and such listings of Securities held by the Custodian for the account of the Portfolios as may from time to time be requested by the Trust;

    (c) execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with the collection of bond and note coupons;

    (d) present for and collect payment of all coupons and other periodic income items requiring presentation on the date of payment;

    (e) monitor and record the collection of funds in accounts maintained by the Custodian in the name of the Portfolios on the payable date of such amounts;

    (f) in accordance with the Manager's directions as to allocation of the Securities to separate Portfolios designated by the Trust, the Custodian shall maintain records showing the respective Securities, cash and other property comprising each such Portfolio;

    (g) create, maintain and retain all records relating to its activities and obligations under this Agreement in such manner as will meet the obligations of the Trust with respect to said Custodian's activities in accordance with generally accepted accounting principles. All records maintained by the Custodian in connection with the performance of its duties under this Agreement will remain the property of the Trust and in the event of termination of this Agreement will be relinquished to the Trust.

The Custodian shall not be liable for any taxes, assessments, or governmental charges which may be levied or assessed upon the Securities held by it hereunder, or upon the income therefrom or otherwise whatsoever. The Custodian may pay any tax, assessment or charge and reimburse itself out of the monies of the Portfolio or out of the Securities held hereunder.


     SECTION 11. LIABILITY OF CUSTODIAN. No liability of any kind shall be attached to or incurred by the Custodian by reason of its custody of the funds, assets, or Units held by it from time to time under this Agreement, or otherwise by reason of its position as Custodian hereunder, except only for its own negligence, bad faith, or willful misconduct in the performance of its duties as specifically set forth in the Agreement. Without limiting the foregoing sentence, the Custodian:

    (a) may rely upon the advice of counsel, who may be counsel for the Trust or for the Custodian, and upon statements of accountants, brokers and other persons believed by it in good faith to be expert in the matters upon which they are consulted; and for any action taken in or suffered in good faith and reasonable care based upon such advice or statements, the Custodian shall not be liable to anyone;

    (b) shall not be liable for anything done or suffered to be done in good faith in accordance with any request or advice of, or based upon information furnished by the Trust or its authorized officers or agents;

    (c) is authorized to accept a certificate of the Secretary or Assistant Secretary of the Trust, or Proper Instructions, to the effect that a resolution in the form submitted has been duly adopted by its Board of Trustees or Unitholders as conclusive evidence that such resolution has been duly adopted and is in full force and effect;

    (d) may rely and shall be protected in acting upon any signature, written instructions, request, letter of transmittal, certificate, opinion of counsel, statement, instrument, report, notice, consent, order, or other paper or document reasonably believed by it to be genuine and to have been signed, forwarded or presented by the purchaser, Trust or other proper party or parties.

    SECTION 12. INDEMNIFICATION. The Trust, its successors and assigns hereby indemnify and hold harmless the Custodian, its successors and assigns, of and from any and all liability whatsoever arising out of or in connection with the Custodian's status, acts, or omissions under this Agreement, except only for liability arising out of the Custodian's own negligence, bad faith, or willful misconduct in the performance of its duties specifically set forth in this Agreement. Without limiting the foregoing sentence, the Trust, its successors and assigns do hereby fully indemnify and hold harmless the Custodian, its successors and assigns from any and all loss, liability, claims, demands, actions, suits, and expenses of any nature as the same may arise from the failure of the Trust to comply with any law, rule, regulation or order of the United States, any State or any other jurisdiction, governmental authority, body or board relating to the sale, registration, qualification of Units of beneficial interest in the Portfolios, or from the failure of the Trust to perform any duty or obligation under this Agreement.

    Upon written request of the Custodian, the Trust shall assume the entire defense of any claim subject to the foregoing indemnity, or the joint defense with the Custodian of such claim as the Custodian shall request. The indemnities and defense provisions of this Section 12 shall indefinitely survive termination of this Agreement.

    SECTION 13. ACCOUNTANTS' REPORTS. The Custodian shall provide the Trust, at such times as the Trust may reasonably require, with accountants' reports on the accounting system, internal accounting controls and procedures for safeguarding Securities, including Securities deposited and/or maintained in a Securities System, relating to the services provided by a Custodian under this Agreement; such reports, which shall be of sufficient scope and in sufficient detail to provide reasonable assurance that any material inadequacies would be disclosed, shall state in detail material inadequacies disclosed by such examination and, if there are no such inadequacies, shall so state. Notwithstanding the foregoing, the Custodian shall not be required by the provisions of this Section 13 to have such a report, which is not required for other purposes, prepared by independent public accountants, unless the Trust agrees to reimburse reasonable charges of such independent public accountants for preparing such report.

    SECTION 14. AMENDING THE AGREEMENT. This Agreement may be amended from time to time without notice to or approval of the Unitholders by a supplemental agreement executed by the Trust and the Custodian and amending and supplementing this Agreement in the manner mutually agreed.

    SECTION 15. DURATION AND TERMINATION. This Agreement shall continue in effect until terminated. This Agreement may be terminated as to any Portfolio at any time without the payment of any penalty by a vote of the majority of the Trustees of the Trust on not less than 30 days nor more than 60 days written notice to the Custodian, or by the Custodian on not less than 90 days written notice, such termination to take effect at the time specified in the notice. In case such notice of termination is given either by the Trust or by the

Custodian, the Trustees of the Trust shall, by resolution duly adopted, promptly appoint a Successor Custodian which Successor Custodian shall be a bank, trust company, or a bank and trust company in good standing, with legal capacity to accept custody of the securities and cash of a mutual fund. Upon receipt of written notice from the Trust of the appointment of such successor and upon receipt of Proper Instructions, the Custodian shall deliver such Securities and cash as it may then be holding hereunder with respect to the Portfolio(s) to which the termination applies directly and only to the Successor Custodian. Unless or until a Successor Custodian has been appointed as above provided, the Custodian then acting shall continue to act as Custodian under this Agreement.

    Every Successor Custodian appointed hereunder shall execute and deliver an appropriate written acceptance of its appointment and shall thereupon become vested with the rights, powers, obligations and custody of its predecessor Custodian. The Custodian upon ceasing to act as custodian hereunder with respect to one or more Portfolios, shall execute an instrument transferring to the Successor Custodian all of the predecessor Custodian's rights, duties, obligations, and Trust assets in its possession held for such Portfolio(s).

    In case the Custodian shall consolidate with or merge into any other corporation, the corporation remaining after or resulting from such consolidation or merger shall, without the execution or filing of any papers or other documents, succeed to and be substituted for the Custodian with like effect as though originally named as such.

    SECTION 16. COMPENSATION. The compensation to the Custodian for performing the services described in this Agreement shall be derived from the compensation paid to the Custodian in its capacity as the Administrator to the Trust as set forth in the Investment Administration Agreement entered into on July 10, 1985 by and between MNB and SEI Financial Management Corporation. In the event that such Investment Administration Agreement is terminated, the compensation under this Agreement will be mutually negotiated between the Trust and the Custodi-an.

    SECTION 17. EFFECTIVE DATE. This Agreement shall take effect when assets of the Trust are first delivered to the Custodian.

    SECTION 18. MULTIPLE ORIGINAL COPIES. This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

    SECTION 19. APPOINTMENT OF CUSTODIAN'S AGENT. The Custodian may, after giving 30 days written notice to the Trust, at any time or times appoint (and may at any time remove) any other bank or trust company which is itself qualified to act as custodian under the Investment Company Act of 1940, as amended, as its agent to carry out such of the provisions of this Agreement as the Custodian may from time to time direct, provided, however, that the appointment of such agent shall not relieve the Custodian of any of its responsibilities under this Agreement.

    SECTION 20. DECLARATION OF TRUST. A copy of the Declaration of Trust of the Trust is on file with the Secretary of the Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Trust as Trustees and not individually and that the obligations of this instrument are not binding upon any of the Trustees, officers or Unitholders of the Trust individually, but are binding only upon the assets and property of the Trust.

    SECTION 21. CERTAIN RECORDS. The Custodian shall create and maintain all records relating to its activities and obligations under this Agreement in such manner as will meet the obligations of the Trust under the Investment Company Act of 1940, as amended, with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder, applicable federal and state tax laws and any other law or administrative rules or procedures which may be applicable to the Trust.

    Subject to security requirements of the Custodian applicable to its own employees having access to similar records within the Custodian and such regulations as to the conduct of such matters as may be reasonably imposed by the Custodian after prior consultation with an officer of the Trust, the books and records of the Custodian pertaining to its actions under this Agreement shall be open to inspection and audit at any reasonable times by officers of, attorneys for, and auditors employed by, the Trust.

    SECTION 22. ASSIGNMENT AND SUCCESSORS. This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Trust without the written consent of the Custodian, or by the Custodian without the written consent of the Trust, authorized or approved by a resolution of its Board of Trustees.

    IN WITNESS WHEREOF, the Trust and the Custodian have caused this Agreement to be signed by their respective officers as of the day and year first above written.

                                  TRUSTFUNDS EQUITY INDEX FUNDS

                                  By: /s/ David B. Robby
                                     -----------------------------------
                                            President

                                  MANUFACTURERS NATIONAL BANK OF DETROIT

                                  BY: /s/ Robert R. Schoonbeck
                                     -----------------------------------
                                            ROBERT R. SCHOONBECK
                                            SENIOR VICE PRESIDENT